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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 2 to Registration Statement No. 333-70053 of Tetra Tech, Inc. on Form S-3 of our report dated November 13, 1998, appearing in the Prospectus, which is part of this Registration Statement, and the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-70053 of our reports appearing in and incorporated by reference in the Annual Report on Form 10-K of Tetra Tech, Inc. for the year ended October 4, 1998.


We also consent to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.

Los Angeles, California


February 1, 1999